Exhibit 23.2



                          Independent Auditors' Consent



The Board of Directors
VIALOG Corporation:

We consent to the incorporation by reference herein of our report dated February 29, 2000, relating to the consolidated balance sheets of VIALOG Corporation and subsidiaries as of December 31, 1998 and 1999, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999 annual report on Form 10-K/A of VIALOG Corporation.


/s/ KPMG LLP

Boston, Massachusetts
May 1, 2001